UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

CAMDEN LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1200 Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 878-6800

Not Applicable
(Former name or former address, if changed since last report)

☐	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

CAMDEN LEARNING CORPORATION (“CAMDEN”) AND DLORAH, INC. (“DLORAH”) CLAIM THE PROTECTION OF THE SAFE HARBOR FOR “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS, BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT OF CAMDEN AND DLORAH REGARDING, AMONG OTHER THINGS, CAMDEN’S PROPOSED BUSINESS COMBINATION WITH DLORAH DISCUSSED HEREIN AND THE BUSINESS OF DLORAH, ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS: CHANGING INTERPRETATIONS OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; CONTINUED COMPLIANCE WITH GOVERNMENT REGULATIONS; CHANGING LEGISLATION OR REGULATORY ENVIRONMENTS; REQUIREMENTS OR CHANGES AFFECTING THE BUSINESS IN WHICH DLORAH IS, AND CAMDEN WILL BE, ENGAGED; MANAGEMENT OF GROWTH; INTENSITY OF COMPETITION; GENERAL ECONOMIC CONDITIONS; AS WELL AS OTHER RELEVANT RISKS DETAILED IN CAMDEN’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION. THE INFORMATION SET FORTH HEREIN SHOULD BE READ IN LIGHT OF SUCH RISKS. NEITHER CAMDEN NOR DLORAH ASSUMES ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS REPORT.

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, CAMDEN INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS SECURITYHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING CAMDEN’S SECURITIES, REGARDING ITS PROPOSED BUSINESS COMBINATION WITH DLORAH, AS DESCRIBED IN THIS CURRENT REPORT. THIS CURRENT REPORT WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

CAMDEN INTENDS TO FILE A PROXY STATEMENT WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION. STOCKHOLDERS AND WARRANTHOLDERS OF CAMDEN AND OTHER INTERESTED PERSONS ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ CAMDEN’S FINAL PROSPECTUS, DATED NOVEMBER 29, 2007, ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 (THE “ANNUAL REPORT”) AND OTHER REPORTS AS FILED WITH THE SEC, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF CAMDEN’S OFFICERS AND DIRECTORS AND THEIR AFFILIATES AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE PROPOSED TRANSACTIONS. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AND WARRANTHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE VARIOUS MATTERS AS SET FORTH HEREIN. STOCKHOLDERS, WARRANTHOLDERS AND OTHERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE, BY DIRECTING A REQUEST TO CAMDEN IN WRITING AT 500 EAST PRATT STREET, SUITE 1200, BALTIMORE, MD 21202, OR BY TELEPHONE AT (410) 878-6800. FREE COPIES OF THESE DOCUMENTS CAN ALSO BE OBTAINED, WHEN AVAILABLE, AT THE SEC’S INTERNET SITE (http://www.sec.gov ).

CAMDEN AND DLORAH AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETINGS OF CAMDEN’S STOCKHOLDERS AND WARRANTHOLDERS TO BE HELD TO APPROVE THE VARIOUS MATTERS DESCRIBED HEREIN. THE UNDERWRITERS OF CAMDEN’S INITIAL PUBLIC OFFERING MAY PROVIDE ASSISTANCE TO CAMDEN, DLORAH AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS, AND MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES. A SUBSTANTIAL PORTION OF THE UNDERWRITERS’ FEES RELATING TO CAMDEN’S INITIAL PUBLIC OFFERING WERE DEFERRED PENDING STOCKHOLDER APPROVAL OF CAMDEN’S INITIAL BUSINESS COMBINATION, AND STOCKHOLDERS ARE ADVISED THAT THE UNDERWRITERS HAVE A FINANCIAL INTEREST IN THE SUCCESSFUL OUTCOME OF THE PROXY SOLICITATION. INFORMATION ABOUT CAMDEN’S DIRECTORS AND EXECUTIVE OFFICERS IS AVAILABLE IN ITS ANNUAL REPORT. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE REGISTRATION STATEMENT AND THE PROXY STATEMENT AND OTHER MATERIALS TO BE FILED BY CAMDEN WITH THE SEC.

THE INFORMATION ON DLORAH’S WEBSITE IS NOT, AND SHALL NOT BE DEEMED TO BE, A PART OF THIS CURRENT REPORT OR INCORPORATED IN FILINGS CAMDEN MAKES WITH THE SEC.

THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTIONS IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. NO OFFERING OF SECURITIES SHALL BE MADE EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Item 1.01.  Entry Into a Material Definitive Agreement.

General

On August 7, 2009, Camden Learning Corporation, a Delaware corporation (“Camden”), Dlorah, Inc., a privately owned South Dakota corporation (“Dlorah”), and Dlorah Subsidiary, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Camden (“Merger Sub”), entered into an Agreement and Plan of Reorganization, which agreement was amended and restated in its entirety on August 11, 2009 (as amended, the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, the Dlorah stockholders have agreed to contribute all of the outstanding capital stock of Dlorah to Camden in exchange for shares of a newly created class of stock, warrants and restricted shares of currently authorized common stock of Camden, as further described below under the heading “Consideration.”  At the closing, Merger Sub will merge with and into Dlorah with Dlorah surviving as a wholly-owned subsidiary of Camden (the “Transaction”).  In connection with the Transaction, Camden intends to apply to have its common stock and warrants listed on either the Nasdaq Capital Market or the Nasdaq Global Market, as the parties may mutually determine.

Camden’s board of directors has unanimously approved the Merger Agreement and recommends that its stockholders vote to approve the Merger Agreement, and each other proposal to be set forth in the definitive proxy statement, at the special meeting of Camden’s stockholders to be held pursuant to the terms of Camden’s amended and restated certificate of incorporation. Camden's Board of Directors recommends that its warrantholders vote to approve the proposal set forth in the definitive proxy statement, at the special meeting of Camden’s warrantholders, to amend the warrant agreement.

Dlorah, Inc., through one of its divisions, National American University, operates a private, for-profit university with 16 locations in seven states, as well as extensive online course offerings.  National American University offers undergraduate and graduate career-oriented technical and professional degree programs for traditional, working adult and international learners at physical campuses and online.  The university offers core academic programs in accounting, applied management, business administration, health care and information technology.  The university also offers graduate degree programs that include a Master of Business Administration and a Master of Management degrees.  Dlorah also develops, leases and sells luxury condominiums, apartments and townhouses in Rapid City, South Dakota.

If approved, the Transaction is expected to be consummated promptly following the receipt of approval from Camden stockholders and warrantholders and the satisfaction or waiver of the other conditions described herein and in the Merger Agreement.

The Merger Agreement is described in greater detail below. This description of the Merger Agreement is qualified in its entirety by reference to the full text of such agreement which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  You are urged to read the entire Merger Agreement and the other exhibits attached hereto.

Consideration

Camden will acquire all of the outstanding shares of Dlorah through a structured transaction in connection with which the Dlorah stockholders will receive consideration as follows: (1) 100,000 shares of a class of stock to be created immediately prior to the Closing, such series to be known as Class A Stock (the “Class A Stock” or the “Stock Consideration”), which shares shall be convertible into 15,730,000 shares of Camden common stock, par value $0.0001 per share (the “Common Stock”), as such conversion number may be adjusted as described herein and in the Merger Agreement, (2) 2,800,000 newly issued common stock purchase warrants (the “Warrant Consideration”) to purchase up to 2,800,000 shares of Common Stock at an exercise price of $5.50 per share, and (3) 575,000 shares of restricted Common Stock (the “Restricted Stock Consideration”), which such shares shall not be freely tradable until such time as the Common Stock trades at or above $8.00 per share for any sixty (60) consecutive trading day period; provided, that such shares of restricted Common Stock shall be forfeited on the fifth (5th) anniversary of the date of issuance if such restriction has not been satisfied (the Stock Consideration, the Warrant Consideration and the Restricted Stock Consideration are referred to collectively herein as the “Merger Consideration”).  The Class A Stock shall be entitled to a quarterly accruing dividend equal to $0.11 per share (for a total of $0.44 per year) for the first two years following issuance and shall automatically convert into Common Stock at the end of such two year period.  When and if a dividend is paid on the Class A Stock, the holders of Common stock will receive a dividend equal to one-fourth of the total of the dividend paid on the Class A Stock. The pro forma fully diluted enterprise value to shareholders is approximately $162,000,000.

If, as of the date of closing of the Transaction (the “Closing Date”), the Merger Consideration represents less than an aggregate of seventy percent (70%) of the issued and outstanding capital stock of Camden, on an as-converted and fully diluted basis, then the number of shares of Common Stock into which the Class A Stock is convertible shall be increased such that the Merger Consideration equals seventy percent (70%) of the issued and outstanding capital stock of Camden, on an as-converted and fully diluted basis as of the Closing Date.

The Merger Consideration will also be adjusted if the average of the closing sales price of the Common Stock on the applicable trading market during the 10 trading day period ending immediately preceding the Closing Date is less than $7.00 per share.  In that event, the number of shares of Common Stock into which the Class A Stock is convertible shall be increased such that the aggregate value of the Stock Consideration and Warrant Consideration would have the same aggregate value as if the average of the closing sales price of the Common Stock were $7.00 per share.

The net aggregate amount of proceeds held in Camden’s trust account will be available for use as working capital of Dlorah following consummation of the Transaction.  Pursuant to the Merger Agreement, such amount shall be no less than $22,166,290.00 after payment in full of any taxes then due and owing, the deferred underwriting fee owed to the underwriter’s of Camden’s initial public offering, any fees and expenses payable to Camden’s investment bankers, attorneys, accountants and other advisors, any amounts paid to Camden stockholders, warrantholders or unit holders for conversion of their Common Stock or units or repurchase of their Common Stock, units or warrants, and any other of Camden’s or Merger Sub’s unpaid costs, fees and expenses associated with the Merger Agreement, the proxy statement to be filed in connection therewith and the transactions contemplated thereby.

Lock-ups

Each of the Dlorah stockholders has agreed, for a period of 180 days from the Closing Date, whether on his, her or its own behalf or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, not to offer, issue, grant any option on, sell or otherwise dispose of any portion of the Merger Consideration received.

Founders’ Warrants

In connection with the Transaction, the 2,800,000 common stock purchase warrants owned by Camden Learning, LLC, Camden’s sponsor, shall have been exchanged for 250,000 shares of restricted Common Stock, which shares shall not be freely tradable until such time as the Common Stock trades at or above $8.00 per share for any sixty (60) consecutive trading day period; provided, that such shares of restricted Common Stock shall be forfeited on the fifth (5th) anniversary of the date of issuance if such restriction has not been satisfied.

Camden Warrants

Camden will call a special meeting of its warrantholders to seek approval of an amendment to the warrant agreement to allow Camden to redeem all outstanding warrants for $0.50 per warrant upon consummation of the Transaction.

Representations and Warrants and Covenants of the Parties

The parties to the Merger Agreement have made representations, warranties and covenants to each other, which are qualified by information in confidential disclosure schedules delivered together with the Merger Agreement.  While Camden does not believe these schedules contain information the securities laws require it to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modify, qualify and create exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Accordingly, the representations, warranties and covenants should not be relied on as characterizations of the actual state of facts, since they are modified by the disclosure schedules.

Additionally, the parties have agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation (including with respect to securities matters and obtaining necessary approvals for the Transaction) and similar matters. In addition, the parties have agreed that immediately following the Transaction, the board of directors of Camden will consist of six members, four of whom will be nominated by Dlorah (two of whom will be Mr. Robert Buckingham and Dr. Jerry Gallentine) and two of whom will be nominated by Camden (one of whom will be Mr. David Warnock).  The parties have also agreed that following the Transaction, the executive officers of Camden will be Dr. Gallentine as President, Dr. Ronald Shape as Chief Executive Officer and interim Chief Financial Officer, and Dr. Samuel Kerr as Provost, Secretary and General Counsel.

Each of Camden and Dlorah have agreed to continue to operate their respective business in the ordinary course prior to the consummation of the Transaction, subject to specified exceptions and unless the other party agrees otherwise.

Indemnification

From the date of the Merger Agreement through the Closing Date, each of Camden and Dlorah shall indemnify and hold the other party, their affiliates and each of their respective successors and assigns, and their respective officers, directors, employees and agents harmless from and against any liabilities, claims (including claims by third parties), demands, judgments, losses, costs, damages or expenses whatsoever such party may sustain, suffer or incur and that result from, arise out of or relate to any fraud committed by the willful breach of the Merger Agreement by the other party occurring prior to termination of the Merger Agreement.

Conditions to Closing the Transaction

The obligations of the parties to consummate the Transaction are subject to various closing conditions, including, among others: (i) that the Camden stockholders shall have approved the Merger Agreement and the transactions contemplated thereby and the holders of not more than 30% less one share of the Common Stock issued in Camden’s initial public offering and outstanding immediately before the date of the special meeting of Camden stockholders shall have exercised their rights to convert their shares into a pro rata share of the trust account established at the closing of Camden’s initial public offering rather than approve the Transaction; (ii) that the applicable waiting period under any antitrust laws shall have expired or been terminated; (iii) that all authorizations, approvals and permits required to be obtained from any governmental authority and all consents required from third parties shall have been obtained; (iv) that no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which has the effect of making the Transaction illegal or otherwise preventing or prohibiting consummation of the Transaction; (v)  that Camden and its stockholders shall have authorized the creation and issuance, and authorized the distribution to the Dlorah stockholders, of the Class A Stock; (vi) that final versions of the parties’ disclosure schedules shall have been delivered to the other parties to the Merger Agreement and such schedules shall have been certified as the final, true, correct and complete schedules of such party; (vii) none of the regulatory approvals or consents received shall have required Camden, Dlorah or NAU to take any action or commit to take any action, or consent or agree to any condition, restriction or undertaking, if, in such parties’ good faith determination, such action, condition, restriction or undertaking, individually or in the aggregate, with all other such actions, conditions, restrictions or undertakings, would materially adversely affect the benefits, taken as a whole, the parties to the Merger Agreement reasonably expect to derive therefrom; (viii) that there shall be no pending action against any party or any affiliate, or any of their respective properties or assets, or any officer, director, partner, member or manager, in his or her capacity as such, of any party or any of their affiliates, with respect to the consummation of the Transaction or the transactions contemplated thereby which could reasonably be expected to have a material adverse effect; (ix) that the Board of Directors and the officers of Camden and Dlorah following the Transaction shall be constituted as set forth in the Merger Agreement; (x) that the Common Stock and warrants shall be listed on either the Nasdaq Capital Market or the Nasdaq Global Market; (xi) that Camden shall have established an incentive option plan, and reserved for issuance to its management, a number of shares of Common Stock equal to an aggregate of 1.5% of the Common Stock issued and outstanding as of the Closing Date; (xii) the receipt of an executed employment agreement from Dr. Shape, and amended employment agreements from each of  Mr. Buckingham and Dr. Gallentine on terms reasonably satisfactory to Camden and Dlorah; (xiii) that no material adverse effect shall have occurred; (xiv) that Camden shall have changed its fiscal year end to May 31 and (xv) that Camden's warrantholders shall have approved a proposal to amend the warrant agreement to permit Camden to redeem the warrants for $0.50 per warrant upon consummation of the Transaction.

The obligations of Camden and Merger Sub to consummate the Transaction are subject to various additional closing conditions, including, among others: (i) the truth and correctness of Dlorah’s representations and warranties; (ii) Dlorah’s material compliance with its agreements and covenants; (iii) the receipt of executed lock-up agreements from the Dlorah stockholders; (iv) receipt by Camden of a fairness opinion from an independent investment bank stating the Merger Consideration is fair to Camden and Merger Sub from a financial point of view; (v) receipt of audited financial statements of Dlorah for Dlorah’s last two fiscal years, together with such other statements that would be in compliance with Regulation S-X and the General Rules and Regulations of the Securities Act, and such unaudited financial statements as otherwise required for the quarterly periods (ending August 31, 2008, November 30, 2008 and February 28, 2009) since the last audit; (vi) termination of certain payments and transactions by Dlorah and (vii) certain individual partners of the Fairway Hills III Partnership, of which Dlorah is a partner, shall have brought their book-basis capital in the partnership to $0.

The obligation of Dlorah to consummate the Transaction is subject to various additional closing conditions, including, among others: (i) the truth and correctness of Camden’s representations and warranties; (ii) Camden’s material compliance with its agreements and covenants; (iii) the closing date shall be not later than November 29, 2009; provided, however, such date shall be extended through January 31, 2010 in the event Camden is able to obtain stockholder approval to extend its corporate existence; (iv) the cash amount available from Camden’s trust fund for working capital following the Transaction shall be not less than $22,166,290, after payment in full of the deferred underwriting fee owed to Morgan Joseph & Co., any fees and expenses payable to Camden’s investment bankers, attorneys, accountants and other advisors, any amounts paid to Camden stockholders, warrantholders or unit holders for repurchase, redemption or conversion of their Common Stock or units or repurchase of their warrants, and any other of Camden’s unpaid costs, fees and expenses associated with the Merger Agreement, the Proxy Statement and the transactions contemplated thereby; (v) the trading price of the Camden Common Stock shall be not less than $5.50 per share; (vi) Camden shall have executed a registration rights agreement granting demand and “piggy-back” registration rights to the Dlorah stockholders with respect to the Common Stock received by them, or receivable by them upon conversion or exercise of the Stock Consideration and the Warrant Consideration, in the Transaction; (vii) Camden Learning, LLC shall have purchased not less than $4,000,000 of Common Stock in the open market or in privately negotiated transactions and (viii) the 2,800,000 common stock purchase warrants owned by Camden Learning, LLC shall have been cancelled and exchanged for 250,000 shares of restricted Common Stock, which such shares shall not be freely tradable until such time as the Common Stock trades at or above $8.00 per share for any sixty (60) consecutive trading day period; provided, that such shares of restricted Common Stock shall be forfeited on the fifth (5th) anniversary of the date of issuance if such restriction has not been satisfied.

Termination

The Merger Agreement may be terminated at any time prior to the Closing Date, notwithstanding the approval of the Merger Agreement by the Camden stockholders, as follows:

•	by mutual written consent of Camden and Dlorah;

•
by either Camden or Dlorah if (i) the closing conditions in the Merger Agreement have not been satisfied by November 29, 2009; provided, however, such date shall be extended through January 31, 2010 in the event Camden is able to obtain stockholder approval to extend its corporate existence or (ii) any governmental authority shall have enacted, issued, promulgated, enforced or entered any order or law that has the effect of enjoining or otherwise preventing or prohibiting the Transaction;

•
by Camden if (i) prior to the closing there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Dlorah or any material representation or warranty of Dlorah shall have become untrue or inaccurate and the breach or inaccuracy is incapable of being cured prior to the closing or is not cured within twenty (20) days of notice of such breach or inaccuracy or (ii) any of the conditions to closing are unfulfilled by Dlorah by November 29, 2009; provided, however, such date shall be extended through January 31, 2010 in the event Camden is able to obtain stockholder approval to extend its corporate existence; or

•
by Dlorah if (i) prior to the closing there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Camden or Merger Sub or any representation or warranty of Camden or Merger Sub shall have become untrue or inaccurate and the breach or inaccuracy is incapable of being cured prior to the closing or is not cured within twenty (20) days of notice of such breach or inaccuracy or (ii) any of the conditions to closing are unfulfilled by Camden by November 29, 2009; provided, however, such date shall be extended through January 31, 2010 in the event Camden is able to obtain stockholder approval to extend its corporate existence.

In the event of the termination of the Merger Agreement, unless a party commits fraud, there shall be no liability on the part of any party or any of their respective affiliates or the directors, officers, partners, members, managers, employees, agents or other representatives of any of them, and all rights and obligations of each party thereto shall cease.

Except in the case of fraud, the parties’ sole right with respect to any breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement by another party or with respect to the transactions contemplated thereby shall be the right to terminate the Merger Agreement.

Ellenoff Grossman & Schole LLP is serving as legal counsel for Camden.  Gray Plant Mooty is serving as legal counsel for Dlorah.  Stifel Nicolaus, Inc. is serving as financial advisor to Dlorah with respect to the transaction.  Signal Hill Capital Group LLC rendered a fairness opinion to the Board of Directors of Camden.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective with the execution of the Merger Agreement, the Board of Directors of Camden unanimously voted to change Camden’s fiscal year end from December 31 to May 31.  Camden expects to file a Form 10-K to provide a report for the period ending May 31, 2009.

On August 10, 2009, the Board of Directors of Camden unanimously voted to amend its bylaws to provide for the adjournment of any annual or special meeting of its stockholders or warrantholders by the presiding officer of such meeting.

Item 8.01.  Other Information.

Attached as Exhibit 99.2 to this Current Report is the form of presentation Camden expects to use in connection with presentations to certain of its securityholders, as well as other persons interested in purchasing securities of Camden, in connection with the Transaction.  Such material may be deemed soliciting material in connection with the special meeting of Camden’s stockholders to be held pursuant to the Merger Agreement.

Note Regarding Financial Information and Data of Dlorah

The financial information and data of Dlorah contained in certain of the exhibits to this Current Report is derived from Dlorah’s unaudited financial statements and may not conform to Regulation S-X. Accordingly, such information and data may be adjusted and presented differently in the definitive proxy statement to be mailed to Camden’s stockholders.

Note Regarding Non-GAAP Financial Measures

The investor presentation attached as an exhibit hereto contains certain non-GAAP financial measures, as defined under Regulation G of the rules and regulations of the SEC, including EBITDA and Adjusted EBITDA.  EBITDA and Adjusted EBITDA (each as defined in the appendix to the investor presentation) are non-GAAP financial measures (i.e., they are not measures of financial performance under generally accepted accounting principles) and should not be considered in isolation or as a substitute for consolidated statements of operations and cash flows data prepared in accordance with GAAP. In addition, EBITDA and Adjusted EBITDA as used by Dlorah may not be comparable to similarly titled measures of other companies. For definitions of and additional information regarding EBITDA and Adjusted EBITDA, and a reconciliation of such measures to the most comparable financial measures calculated in accordance with GAAP, please refer to the appendix to the investor presentation.

EBITDA and Adjusted EBITDA are commonly used by financial analysts in evaluating performance of companies.  Accordingly, Camden believes these financial measures may be useful to investors in assessing its operating performance.  Camden and Dlorah also believe these measures allow a standardized comparison between private companies in the for-profit educational industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies.

While Camden uses EBITDA and Adjusted EBITDA in managing and analyzing its business and financial condition and believes these measures are useful to its management and investors for the reasons described above, these non-GAAP financial measures have certain shortcomings.  Dlorah’s management compensates for the shortcomings of EBITDA and Adjusted EBITDA by utilizing them in conjunction with their comparable GAAP financial measures.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Reorganization, dated as of August 7, 2009, by and among Camden Learning Corporation, Dlorah, Inc. and Dlorah Subsidiary, Inc.

2.2*	Amended and Restated Agreement and Plan of Reorganization, dated as of August 11, 2009, by and among Camden Learning Corporation, Dlorah, Inc. and Dlorah Subsidiary, Inc.

99.1	Press release dated August 10, 2009

99.2	Investor presentation

*	All schedules for which provision is made in the applicable regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 11, 2009	CAMDEN LEARNING CORPORATION

	By:	/s/ David Warnock
	Name:	David Warnock
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
2.1*	Agreement and Plan of Reorganization, dated as of August 7, 2009, by and among Camden Learning Corporation, Dlorah, Inc. and Dlorah Subsidiary, Inc.

2.2*	Amended and Restated Agreement and Plan of Reorganization, dated as of August 10, 2009, by and among Camden Learning Corporation, Dlorah, Inc. and Dlorah Subsidiary, Inc.

99.1	Press release dated August 10, 2009

99.2	Investor presentation

*	All schedules for which provision is made in the applicable regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.